Exhibit 99.1

News Release

T1 Announces Private Placement of Convertible Notes Due 2031

AUSTIN, Texas and NEW YORK, July 30, 2026 -- T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today announced that it had entered into note purchase agreements with a group of investors related to a private offering (the “Offering”) of $120.0 million aggregate principal amount of 4.75% convertible senior notes due 2031 (the “Notes”). The Offering is expected to close on July 31, 2026, subject to the satisfaction of customary closing conditions.

The gross proceeds from the sale of the Notes are expected to be $120.0 million, prior to deducting fees and estimated offering expenses. T1 expects to use the net proceeds of the Offering for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of its G2_Austin solar cell fab (“G2_Austin”) and (ii) general corporate purposes. The net proceeds of the Offering are intended as a bridge to a comprehensive financing solution, which includes a significant debt component, to fund the remaining capital expenditures for Phase 1 of G2_Austin that T1 continues to target.

The Notes will be senior unsecured obligations of T1 and interest will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027. The Notes will mature on August 1, 2031, unless earlier repurchased, redeemed or converted.

Before May 1, 2031, holders may convert their Notes at their option only in certain circumstances. At any time from, and including, May 1, 2031 until the close of business on the business day immediately preceding the maturity date, the Notes will be convertible at the option of the holders. T1 will settle conversions by paying and/or delivering, at T1’s election, cash, shares of its common stock, or a combination of cash and shares of its common stock. The initial conversion rate will be 224.0143 shares of T1’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $4.46 per share of common stock and represents a conversion premium of approximately 20% above the last reported sale price of $3.72 per share of T1’s common stock on The New York Stock Exchange on July 29, 2026. If a “make-whole fundamental change” (as defined in the indenture that will govern the Notes) occurs, or if T1 calls a holder’s Notes for redemption, then T1 will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Notes in connection with that make-whole fundamental change, or who convert their Notes that are called for such redemption.

The Notes will not be redeemable prior to August 6, 2029. The Notes will be redeemable, in whole or in part (subject to certain limitations), at T1’s option at any time, and from time to time, on or after August 6, 2029 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the T1’s common stock equals or exceeds 130% of the conversion price for the Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date T1 sends the related redemption notice; and (2) the trading day immediately before the date T1 sends such notice.

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If a “fundamental change” (as defined in the indenture that will govern the Notes) occurs, then, subject to certain exceptions, holders may require T1 to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Notes to be sold in the Offering were only offered to persons reasonably believed to be qualified institutional buyers under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and any shares of T1’s common stock potentially issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issuable upon conversion of the Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599 5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616 9715

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Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements with respect to the anticipated use of proceeds from the Offering, the expected timing for closing of the Offering and T1’s target to finance the remaining balance of its capital expenditures relating to Phase 1 of G_2 Austin. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in T1’s other filings with the SEC, including risks related to: (1) T1’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended, and (x) rely on third-party warranties; (2) T1’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, and the timing of such financing; (3) the concentration of T1’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1’s products and competitive position; (7) the outcome of any legal proceedings relating to T1’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (8) the capital-intensive nature of T1’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

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